UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION

12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	25-1435979
(State of incorporation or organization)	(IRS Employer Identification No.)

One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania	15222-2707
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares each representing a 1/4,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-164364

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the Fixed-To-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, par value $1.00 per share (the “Series P Preferred Stock”), of The PNC Financial Services Group, Inc. (the “Registrant”) as well as the description of the Registrant’s depositary shares representing a 1/4,000th interest in a share of the Series P Preferred Stock to be registered hereunder is incorporated herein by reference to the descriptions included under the captions “Description of Series P Preferred Stock” and “Description of Depositary Shares” respectively, in the Prospectus Supplement, dated April 19, 2012, as filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2012 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3 (No. 333-164364) of the Registrant, as filed with the SEC on January 15, 2010. Such sections are incorporated herein by reference.

Item 2. Exhibits.

3.1	Articles of Incorporation of the Registrant, as amended effective as of January 2, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).

3.2	Statement with Respect to Shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O dated July 21, 2011 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed July 27, 2011).

3.3	By-Laws of the Registrant, as amended and restated effective as of February 12, 2009 (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed February 19, 2009).

4.1	Statement with Respect to Shares of Fixed-To-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed April 24, 2012).

4.2	Deposit Agreement, dated April 24, 2012, by and among the Registrant, Computershare Trust Company, N.A., as depositary, Computershare Inc., and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed April 24, 2012).

4.3	Form of certificate representing the Series P Preferred Stock (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed April 24, 2012).

4.4	Form of depositary receipt representing the depositary shares (included as Exhibit A to Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 24, 2012	The PNC Financial Services Group, Inc.

	By:	/s/ Gregory H. Kozich
Name: Gregory H. Kozich
Title: Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

3.1	Articles of Incorporation of the Registrant, as amended effective as of January 2, 2009	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008

3.2	Statement with Respect to Shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O dated July 21, 2011	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed July 27, 2011

3.3	By-Laws of the Registrant, as amended and restated effective as of February 12, 2009	Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed February 19, 2009

4.1	Statement with Respect to Shares of Fixed-To-Floating Non-Cumulative Perpetual Preferred Stock, Series P	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed April 24, 2012.

4.2	Deposit Agreement, dated April 24, 2012, by and among the Registrant, Computershare Trust Company, N.A., as depositary, Computershare Inc., and the holders from time to time of the depositary receipts described herein	Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed April 24, 2012.

4.3	Form of certificate representing the Series P Preferred Stock	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed April 24, 2012.

4.4	Form of depositary receipt representing the depositary shares (included as Exhibit A to Exhibit 4.2)	Incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed April 24, 2012.